Exhibit (m): Calculations of Illustrations for VUL III
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $17,558.75
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$14,227.16
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$574.15
- Mortality & Expense Charge****	$163.71
+ Hypothetical Rate of Return*****	$(205.55)

=	$17,559	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.78
2	$42.79
3	$42.80
4	$42.82
5	$42.83
6	$42.84
7	$42.85
8	$42.86
9	$42.88
10	$42.89
11	$42.90
12	$42.91
Total	$514.15

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(17.54)
2	$(17.47)
3	$(17.39)
4	$(17.32)
5	$(17.24)
6	$(17.17)
7	$(17.09)
8	$(17.02)
9	$(16.94)
10	$(16.87)
11	$(16.79)
12	$(16.72)
Total	$(205.55)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$17,558.75
- Year 5 Surrender Charge	$3,126.00

=	$14,433	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $21,113.28
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$16,590.89
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$568.83
- Mortality & Expense Charge****	$185.04
+ Hypothetical Rate of Return*****	$1,001.25

=	$21,113	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.42
2	$42.42
3	$42.41
4	$42.41
5	$42.41
6	$42.40
7	$42.40
8	$42.40
9	$42.39
10	$42.39
11	$42.39
12	$42.38
Total	$508.83

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$82.99
2	$83.07
3	$83.15
4	$83.23
5	$83.31
6	$83.39
7	$83.48
8	$83.56
9	$83.64
10	$83.72
11	$83.81
12	$83.89
Total	$1,001.25
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$21,113.28
- Year 5 Surrender Charge	$3,126.00

=	$17,987	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $25,283.91
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$19,255.60
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$562.71
- Mortality & Expense Charge****	$209.07
+ Hypothetical Rate of Return*****	$2,525.10

=	$25,284	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.01
2	$41.99
3	$41.97
4	$41.95
5	$41.93
6	$41.90
7	$41.88
8	$41.86
9	$41.84
10	$41.81
11	$41.79
12	$41.77
Total	$502.71

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$203.58
2	$204.79
3	$206.01
4	$207.24
5	$208.48
6	$209.73
7	$211.00
8	$212.27
9	$213.55
10	$214.84
11	$216.14
12	$217.46
Total	$2,525.10

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$25,283.91
- Year 5 Surrender Charge	$3,126.00

=	$22,158	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $15,902.39
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$12,954.31
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$988.06
- Mortality & Expense Charge****	$150.24
+ Hypothetical Rate of Return*****	$(188.63)

=	$15,902	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.68
2	$74.71
3	$74.74
4	$74.77
5	$74.79
6	$74.82
7	$74.85
8	$74.88
9	$74.91
10	$74.94
11	$74.97
12	$75.00
Total	$898.06

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(16.30)
2	$(16.19)
3	$(16.09)
4	$(15.98)
5	$(15.88)
6	$(15.77)
7	$(15.67)
8	$(15.56)
9	$(15.46)
10	$(15.35)
11	$(15.25)
12	$(15.14)
Total	$(188.63)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$15,902.39
- Year 5 Surrender Charge	$3,126.00

=	$12,776	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $19,213.73
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$15,167.22
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$979.42
- Mortality & Expense Charge****	$170.23
+ Hypothetical Rate of Return*****	$921.16

=	$19,214	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.09
2	$74.10
3	$74.10
4	$74.11
5	$74.11
6	$74.12
7	$74.12
8	$74.13
9	$74.13
10	$74.14
11	$74.14
12	$74.15
Total	$889.42

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$77.18
2	$77.10
3	$77.03
4	$76.95
5	$76.88
6	$76.80
7	$76.73
8	$76.65
9	$76.57
10	$76.50
11	$76.42
12	$76.34
Total	$921.16
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$19,213.73
- Year 5 Surrender Charge	$3,126.00

=	$16,088	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $23,108.06
= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$17,666.58
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$969.47
- Mortality & Expense Charge****	$192.81
+ Hypothetical Rate of Return*****	$2,328.76

=	$23,108	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$73.43
2	$73.40
3	$73.38
4	$73.35
5	$73.33
6	$73.30
7	$73.28
8	$73.25
9	$73.23
10	$73.20
11	$73.17
12	$73.15
Total	$879.47

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$189.51
2	$190.32
3	$191.13
4	$191.95
5	$192.77
6	$193.60
7	$194.44
8	$195.29
9	$196.14
10	$197.00
11	$197.87
12	$198.74
Total	$2,328.76
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$23,108.06
- Year 5 Surrender Charge	$3,126.00

=	$19,982	(rounded to the nearest dollar)